On Wed, Mar 11, 2009 at 12:29 AM, Michael Lam <michaell@liquidiceenergydrink.com> wrote:
Hi Todd, this is to confirm that on page 6 number 11 of the LMP-Health and Wellness distribution contract should be corrected to: December 31, 2009.  I will fax a new pay to you in the morning for your initials.

Thank You.

Michael H. Lam
President
Liquid Management Partners,.LLC
New York
Tel:   516 773 0065
Fax:  516 773 0067
Mob:  917 599 7928
www.liquidiceny.com
www.liquidiceenergydrink.com

The information contained in this communication may be confidential and is intended only for the use of the recipient named above. If you are not that intended recipient, you hereby are placed on notice that any dissemination, distribution or copying of this communication, or its contents, is strictly prohibited. If you have received this communication in error, please forward this communication to the sender and delete the original message, and any copy of it, from your computer system. Thank you.

-----Original Message-----
From: U S Loan Modification Agency [mailto:theuslma@gmail.com]
Sent: Wednesday, March 11, 2009 3:17 AM
To: Michael Lam
Cc: Cane, Kyleen; Milton Ault III; satyendesh@gmail.com
Subject: Error in Exclusive California Distribution Contract for Liquid Ice
Energy Drink

Hello Michael:

Please confirm by reply email that the term date on the exclusive Liquid Ice
Energy Drink distribution contract between Liquid Management Partners, LLC and Health and Wellness Partners, Inc. on page 6 was a typo and should have been December 31, 2009.

--
Thanks,

Gary

Gary Gottlieb
President, Ault Glazer & Co. Inc
CFO, Zealous, Inc.
President, Zealous Real Estate Consulting

(949) 885-7314 main
(949) 885-7322 direct
(949) 885-7385 fax
theuslma@gmail.com